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Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SHAOXUAN ZHANG, derivatively on behalf of ATERIAN, INC.,	Lead Case 1:21-cv-08657-VM (Master) (Derivative Action)
Plaintiff,
v.
YANIV SARIG et al.
Defendants,
and
ATERIAN, INC.,
Nominal Defendant.

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated December 12, 2022 (the “Stipulation”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Shaoxuan Zhang, Michael Sheller, and Tyler Magnus (“Plaintiffs”) in the consolidated federal derivative action styled Zhang v. Aterian, Inc., et al., Case No.: 1:21-cv- 08657-VM (the “Derivative Action”), acting on their own behalf, and derivatively on behalf of Aterian, Inc. (“Aterian” or the “Company”) and its stockholders; (ii) Yaniv Sarig, Fabrice Hamaide, Arturo Rodriguez, Bari A. Harlam, William H. Kurtz, Greg B. Petersen, Amy von Walter, Roi Zion Zahut, Joseph A. Risico, Tomer Pascal, and Mihal Chaouat-Fix (collectively, the “Individual Defendants”); and (iii) nominal defendant Aterian (together with the Individual Defendants, “Defendants,” and together with Plaintiffs and the Individual Defendants, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims upon Court approval and subject to the terms and conditions hereof.1

1 All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in ¶ IV.1. herein

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I.
BRIEF OVERVIEW OF THE DERIVATIVE ACTIONS
A.
The Federal Derivative Actions

On October 21, 2021, Zhang v. Sarig, et al., Case No.: 1:21-cv-08657 (S.D.N.Y.), was filed in this Court, asserting claims under Sections 10(b), 21D, and 14(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste. On October 25, 2021, Sheller v. Sarig, et al., Case No.: 1:21-cv-08733 (S.D.N.Y.), was filed in this Court, asserting claims for disseminating false and misleading information to stockholders, unjust enrichment, waste, and under Sections 10(b) and 21D of the Exchange Act. On November 10, 2021, Magnus v. Sarig, et al., Case No.: 1:21-cv-09301 (S.D.N.Y.), was filed in this Court, asserting claims under Sections 14(a) and 20(a) of the Exchange Act, breach of fiduciary duty for insider trading, breach of fiduciary for failure of oversight, unjust enrichment, and waste

Pursuant to an Order dated November 16, 2021, the three cases were consolidated into the Derivative Action and docketed under the Zhang case number, and pursuant to a Stipulation and Order dated November 18, 2021, Johnston Fistel, LLP was appointed lead counsel for Plaintiffs. The matters comprising the Derivative Action were filed following the initiation of a related putative securities class action, which had been consolidated under the caption Tate, et al. v. Aterian, Inc., et al., Case No.: 1:21-cv-04323 (S.D.N.Y.) (“Securities Class Action”).

Given the substantial factual overlap between the Derivative Action and the Securities Class Action and in an effort to efficiently prosecute the claims in the Derivative Action, counsel for Plaintiffs negotiated a proposed schedule of proceedings, which included the temporary deferral of the Derivative Action pending resolution of the defendants’ motion to dismiss in the Securities Class Action. In exchange, Plaintiffs’ Counsel secured Defendants’ agreement to provide advance notice of and invitation to any mediation involving the resolution of the Securities Class Action (or

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alternatively, contemporaneous mediation with Plaintiffs), and established the operative board of directors for demand futility purposes, among other things.

B.
Settlement Negotiations

Consistent with the Parties’ agreement, on February 1, 2022, Defendants invited Plaintiffs’ Counsel (defined below) to participate in the mediation being held in in connection with the Securities Class Action on March 9, 2022 in an effort to reach a global settlement of the claims. Thereafter, on February 22, 2022, Plaintiffs submitted a comprehensive settlement demand in advance of mediation that, among other things, demanded implementation of a set of robust and comprehensive governance reforms tailored to address the alleged wrongdoing.

On March 9, 2022, the parties to the Securities Class Action and the Derivative Action participated in a videoconference mediation with Mr. Robert Meyer, Esq. of JAMS. In connection with the mediation, Plaintiffs’ Counsel submitted a confidential mediation statement and relevant exhibits. Although neither the Securities Class Action nor the Derivative Action were resolved at the March 9, 2022 mediation, significant progress was made. Following the mediation, the parties continued to engage in arm’s-length settlement negotiations regarding the substantive terms of the Settlement, including the Corporate Governance Reforms (defined herein), under the supervision and guidance of Mr. Meyer. On March 16, 2022, the parties to the Securities Class Action executed a memorandum of understanding reflecting an agreement in principle to settle that action. Negotiations in the Derivative Action also continued, and in May of 2022, the parties reached an agreement in principle on the underlying substantive terms of the Settlement. At the same time, the parties to the Securities Class Action filed their motion for preliminary approval of their settlement on May 4, 2022, which was granted on May 5, 2022. Final approval was granted on September 12, 2022.

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After the substantive terms of the Settlement in the Derivative Action were agreed upon and while final resolution of the settlement in the Securities Class Action was pending, the parties negotiated at arm’s length the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the material corporate benefits conferred on the Company as a result of the Settlement (defined herein as the “Fee and Expense Amount”), again, under the guidance and supervision of Mr. Meyer. On October 14, 2022, the parties agreed to a sum of $250,000 for the Fee and Expense Amount, and on November 11, 2022, the parties executed a Term Sheet reflecting their overall agreement on all material terms of the settlement reflected herein.

II.
PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Action.

Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing Aterian’s press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”), and securities analysts’ reports and advisories about the

Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Derivative Action and the potential defenses thereto; (iv) preparing and filing stockholder derivative complaints in the Derivative Action; (v) reviewing and analyzing relevant pleadings in the Securities Class Action, and evaluating the merits of, and

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Defendants’ liability in connection with, the Securities Class Action and the Derivative Action, which included detailed damages analyses concerning the Company’s and Defendants’ potential exposure in connection therewith; (vi) reviewing public versions of the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) participating in extensive settlement discussions, including an all-day videoconference mediation, as well as continued follow-up communications with Defendants’ Counsel and Mr. Meyer, as well as preparing the mediation submission material submitted in connection therewith; and (viii) negotiating this Stipulation and all of the exhibits hereto.

Based on Plaintiffs’ Counsel’s thorough investigation and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, confers material benefits upon Aterian, and is in the best interests of Aterian and its stockholders.

III.
THE INDIVIDIAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations of wrongdoing made against them or that could have been made against them in the Derivative Action, and expressly deny all charges of wrongdoing or liability against them. Nonetheless, Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex actions such as the Derivative Action, as well as the continuing expense, inconvenience, and distraction of ongoing litigation. Defendants have, therefore, determined that it is desirable for the Derivative Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

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IV.
TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the

Plaintiffs (acting on their own behalf, and derivatively on behalf of Aterian and its stockholders), by and through their respective attorneys of record, the Individual Defendants, and Aterian, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Derivative Action and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Derivative Action shall be dismissed with prejudice as to the Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.
Definitions

As used in this Stipulations, the following terms have the meanings specified below:

1.1
“Aterian” or the “Company” means Aterian, Inc., a Delaware corporation with its headquarters in New York, New York.
1.2
“Board” means the Board of Directors of Aterian.
1.3
“Corporate Governance Reforms” or “Reforms” mean the measures set forth in

Exhibit A attached hereto.

1.4
“Court” means the United States District Court for the Southern District of New York.
1.5
“Current Aterian Stockholder” means any Person who owned Aterian common stock as of the date of the execution of this Stipulation and who continues to hold such Aterian common stock as of the date of the Settlement Hearing.
1.6
“Defendants” means, collectively, the Individual Defendants and Aterian.

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1.7
“Defendants’ Counsel” means Clarick Gueron Reisbaum LLP, Stein Adler Dabah & Zelkowitz LLP, and any other law firm that appeared for the Defendants in the Derivative Action.
1.8
“Defendants’ Released Claims” means all claims, including both known claims and Unknown Claims (as defined herein), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of settlement.
1.9
“Derivative Action” means the consolidated derivative action captioned Zhang v. Aterian, Inc., et al., Case No.: 1:21-cv-08657-VM (S.D.N.Y.).
1.10
“Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.
1.11
“Fee and Expense Amount” shall have the meaning defined in ¶ 4.1 hereof.
1.12.
“Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; (2) if an appeal has been filed, the appellate court has either affirmed the Judgment or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the appellate court’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal challenging the award of the Fee and Expense Amount or the payment of any Service Awards (as

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defined in ¶ 4.3). Any proceeding or order, or any appeal or complaint for a writ of certiorari pertaining solely to the Fee and Expense Amount, shall not in any way delay or preclude the Judgment from becoming Final.
1.13.
“Judgment” means the Final Order and Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.
1.14.
“Notice” means the Notice of Proposed Settlement, substantially in the form attached hereto as Exhibit B-1 (“Long-Form Notice”) and Exhibit B-2 (“Summary Notice”).
1.15.
“Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and, as appropriate, each of their spouses, heirs, predecessors, successors, representatives, or assignees.
1.16.
“Plaintiffs” means, collectively, Plaintiffs Shaoxuan Zhang, Michael Sheller, and Tyler Magnus.
1.17.
“Plaintiffs’ Counsel” means Johnson Fistel, LLP; Levi & Korsinsky, LLP; The Brown Law Firm, P.C.; and any other law firm that appeared for the Plaintiffs in the Derivative Action.

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1.18.
“Plaintiffs’ Released Claims” means all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues and charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts or liabilities whatsoever), and claims for relief of every nature and description whatsoever, including both known claims and Unknown Claims (as defined herein), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law or any other law, rule, or regulation, whether foreign or domestic, that Plaintiffs, Aterian, or any Aterian stockholder derivatively on behalf of Aterian (i) asserted in any of the complaints in the Derivative Action; or (ii) could have asserted in the Derivative Action or in any other forum that arise out of or are based upon, related to, or are in consequence of any of the allegations, transactions, facts, matters, events, disclosures, nondisclosures, occurrences, representations, statements, acts or omissions, failures to act, or circumstances that were involved, set forth, or referred to in any of the complaints filed in the Derivative Action, in any of the demands or that would have been barred by res judicata had either of the Derivative Action been litigated to a final judgment. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of settlement.
1.19.
“Released Claims” means all Defendants’ Released Claims and all Plaintiffs’ Released Claims.
1.20.
“Released Persons” means all Defendants and their respective families, past, present, or future directors, officers, employees, representatives, agents, affiliates, parents,

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subsidiaries, insurers, co-insurers, reinsurers, executors, heirs, spouses, marital communities, assigns or transferees, and any person or entity acting for or on behalf of any of them.
1.21.
“Securities Class Action” means the securities class action filed in the Southern District of New York styled Tate, et al. v. Aterian, Inc., et al., Case No.: 1:21-cv- 04323 (S.D.N.Y.).
1.22.
“Settlement” means the agreement, terms, and conditions contained in this Stipulation, dated December 12, 2022, and its exhibits.
1.23.
“Settlement Hearing” means any hearing or hearings at which the Court will consider final approval of the Settlement.
1.24.
“Settling Parties” and individually, a “Settling Party,” mean, collectively, each of the Plaintiffs and each of the Defendants: (a) stockholder derivative plaintiffs Shaoxuan Zhang, Michael Sheller, and Tyler Magnus (“Plaintiffs”); and (b) individual defendants Yaniv Sarig, Fabrice Hamaide, Arturo Rodriguez, Bari A. Harlam, William H. Kurtz, Greg B. Petersen, Amy von Walter, Roi Zion Zahut, Joseph A. Risico, Tomer Pascal, and Mihal Chaouat-Fix (collectively, the “Individual Defendants”), and nominal defendant Aterian.
1.25.
“Unknown Claims” means any of Plaintiffs’ Released Claims which Plaintiffs, Aterian, or any Current Aterian Stockholder do or does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, and any Defendants’ Released Claims which Aterian or any Individual Defendant do or does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, including claims which, if known by him, her, or it, might have affected his, her, or

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its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Defendants shall expressly waive and each Current Aterian Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each Current Aterian Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, and each Current Aterian Stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Plaintiffs and Defendant shall expressly settle and release, and each Current Aterian Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non- contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited

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to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and each Current Aterian Stockholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.
Terms of Settlement
2.1.
Corporate Governance Reforms. The Aterian Board, on behalf of Aterian, will within thirty (30) days of entry of a final order and judgment approving the parties’ settlement, adopt the reforms detailed in Exhibit A for a period of at least five (5) years following the Effective Date.
2.2.
Board Resolution. The independent members of Aterian’s Board have unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) Plaintiffs’ litigation and settlement efforts in connection with the Derivative Action are the cause of the Board’s decision to adopt, implement, and maintain the Corporate Governance Reforms set forth in Exhibit A hereto, and that the Corporate Governance Reforms would not have been adopted, implemented, or maintained but for Plaintiffs’ efforts; (b) the Corporate Governance Reforms set forth in Exhibit A confer material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.
3.
Notice and Approval

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3.1.
On or before December 23, 2022, the Settling Parties shall seek preliminary approval of the Settlement in the Court and shall apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing Notice (as defined below in ¶ 3.2); and (iii) a date for the Settlement Hearing.
3.2.
Notice shall consist of the approved Notice of Proposed Settlement of (the “Notice”), which shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form of the Long-Form Notice attached hereto as Exhibit B-1 and the Summary Notice attached hereto as Exhibit B-2.
3.3.
Within ten (10) business days of the issuance of the Preliminary Approval Order, Aterian (i) shall cause the Stipulation (along with any exhibits thereto) and Long- Form Notice to be filed with the SEC via a Form 8-K; (ii) shall publish the Summary Notice once in Investor’s Business Daily; and (iii) shall post a link to the Stipulation (along with any exhibits thereto) and Long-Form Notice on Aterian’s website such that visitors to the “Investors” section of the website will readily find a hyperlink to the Long-Form Notice and Stipulation (along with any exhibits thereto), which shall be maintained as an active link until the date of the Settlement Hearing. The Settling Parties agree that the content and manner of the notice constitutes adequate and reasonable notice to Current Aterian Stockholders pursuant to applicable law and due process. At least fourteen (14) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Long- Form Notice and Summary Notice. The

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Company, on behalf of the Individual Defendants, will pay all costs of providing notice of the Settlement pursuant to this notice program, or as otherwise directed by the reviewing court.
3.4.
The Settling Parties agree to request that the Court hold a Settlement Hearing in the Derivative Action on a date that is convenient for the Court and the Settling Parties and falls at least forty-five (45) calendar days after Notice is given, during which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit C attached hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; and (ii) dismissing with prejudice the Derivative Action against the Defendants.
3.5.
Following the Execution of the Stipulation, the Settling Parties agree to cease all litigation activity in the Derivative Action, except as to activities related to seeking approval of the Settlement from the Court. The Settling Parties further agree to jointly request a continuance of any pending motions, discovery, and any other deadlines or filing requirements in the Derivative Action, other than those incident to Settlement itself.
4.
Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses
4.1.
The Company, on behalf of the Individual Defendants, will pay two hundred and fifty thousand dollars ($250,000) in attorneys’ fees and expenses, as negotiated in good faith, in recognition of and based on the material corporate benefits conferred on the Company, which would not have been adopted, implemented, or maintained but for Plaintiffs’ and Plaintiffs’ Counsel’s efforts, and the fact that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders,

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which amount shall be subject to approval by the reviewing court (the “Fee and Expense Amount”).
4.2.
The Fee and Expense Amount will be paid to Plaintiffs’ Counsel within fifteen (15) business days of the entry of an order from the reviewing court preliminarily approving the Settlement, to be held in the escrow account of Johnson Fistel, LLP as escrow agent for Plaintiffs’ Counsel, and shall be immediately releasable upon entry of an order granting final approval to the Settlement and approving the fees and expenses, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Plaintiffs’ Counsel’s obligations, which shall be joint and several as to each law firm that comprises Plaintiffs’ Counsel, (i) to return all fees and expenses within thirty (30) days following notice that the Settlement has failed to become Final; and (ii) to refund any amount by which the award of such fees and expenses is reduced within thirty (30) business days following notice of such reduction.
4.3.
Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff, to be paid out of the Fee and Expense Amount (“Service Awards”). Defendants shall not oppose any such request with respect to the Service Awards.
4.4.
The payment of the Fee and Expense Amount pursuant to ¶¶ 4.1 and 4.2 hereof shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Action. Plaintiffs’ Counsel shall allocate

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the Fee and Expense Amount among themselves. Defendants bear no responsibility for the allocation of the Fee and Expense Amount among Plaintiffs’ Counsel.
4.5.
The Fee and Expense Amount, as well as any Service Awards, are subject to the approval of the Court; however, the effectiveness of the Stipulation shall not be conditioned upon the approval of the Court of either the Fee and Expense Amount or any Service Awards.
5.
Releases
5.1.
Upon the Effective Date, Aterian, Plaintiffs (acting on their own behalf and derivatively on behalf of Aterian), and each Current Aterian Stockholder (solely in his, her, or its capacity as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Plaintiffs’ Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.
5.2.
Upon the Effective Date, Aterian, Plaintiffs (acting on their own behalf and derivatively on behalf of Aterian), and each Current Aterian Stockholder (solely in his, her, or its capacity as such) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Plaintiffs’ Released Claims or any action or other proceeding against any of the Released Persons based on the Plaintiffs’ Released Claims or any action or proceeding arising out of, related to, or

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in connection with the settlement or resolution of the Derivative Action, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.
5.3.
Upon the Effective Date, Aterian and the Individual Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.
5.4.
Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants and/or Aterian against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Derivative Action or the Released Claims, whether under any written indemnification or advancement

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agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law.
6.
Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1.
The Effective Date shall be conditioned on the occurrence of all of the following events:
a.
Court approval of the method of providing Notice, substantially in the forms of Exhibit B-1 and Exhibit B-2 attached hereto;
b.
dissemination of the Notice as set forth in ¶ 3.3;
c.
entry of the Judgment, substantially in the form of Exhibit C attached hereto, approving the Settlement without awarding costs to any party, except as provided herein;
d.
the payment of the Fee and Expense Amount in accordance with ¶¶ 4.1 and 4.2; and
e.
the passing of the date upon which the Judgment becomes Final.
6.2.
If any of the conditions specified above in ¶ 6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.
6.3.
If for any reason the Effective Date does not occur, the Judgment does not become Final, or if this Stipulation is canceled or terminated in accordance with its terms:

(i) all Settling Parties shall be restored to their respective positions in the Derivative Action that existed immediately prior to the date of execution of this Stipulation; (ii) all releases delivered in connection with this Stipulation shall be null and void,

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except as otherwise provided for in this Stipulation; (iii) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be repaid to Aterian or its designee(s) as provided in Section IV.4 herein; (iv) the terms and provisions of this Stipulation (other than those set forth in ¶¶ 1.1–1.25 and 6.2–6.3 hereof) shall have no further force or effect with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose; and (v) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by one of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Derivative Action, or in any other action or proceeding.

6.4.
No order of the Court, modification, or reversal on appeal of any order of the Court concerning the Fee and Expense Amount, any Service Awards, and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.
7.
Bankruptcy
7.1.
In the event any proceedings by or on behalf of Aterian, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best

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efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.
7.2.
In the event of any Bankruptcy Proceedings by or on behalf of Aterian, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.
8.
Miscellaneous Provisions
8.1.
The Settling Parties: (i) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation expeditiously.
8.2.
Any planned, proposed, or actual sale, merger, or change-in-control of Aterian shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Aterian, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
8.3.
The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Aterian and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims. The Settlement compromises claims that are contested and shall

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not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that (a) the Individual Defendants and Aterian agree that the complaints in the Derivative Action were filed in good faith and are being settled voluntarily by the Defendants; and (b) the Settling Parties agree that throughout the course of the litigation, all parties and their counsel complied with the provisions of Federal Rule of Civil Procedure 11 and all similar state law provisions. No Settling Party or Released Person shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure, or any other similar laws relating to the institution, prosecution, defense, and/ or settlement of the Derivative Action. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with legal counsel who could assess the strengths and weaknesses of their respective clients’ claims or defenses.
8.4.
Neither the Settlement, this Stipulation (including any exhibits attached hereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Aterian; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file

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or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
8.5.
All exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
8.6.
In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
8.7.
This Stipulation may be amended or modified only by a written instrument signed by, or on behalf of, all Settling Parties or their respective successors-in-interest.
8.8.
This Stipulation shall be deemed drafted equally by all parties hereto.
8.9.
This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.
8.10.
The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Action, and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms,

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the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed.
8.11.
It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts or laws now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective, and not subject to termination by reason of any such different facts or law.
8.12.
Except as otherwise expressly provided herein, all parties, including all Individual Defendants, Aterian, Defendants’ Counsel, Plaintiffs, and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.
8.13.
Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.
8.14.
Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.
8.15.
Each counsel or other Person executing this Stipulation or any of its exhibits on behalf of any party hereto, hereby warrants that such Person has the full authority to do so.
8.16.
This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons, and their respective successors, assigns, heirs, spouses,

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marital communities, executors, administrators, trustees in bankruptcy, and legal representatives, and any corporation or other entity into or with which any Settling Party merges, consolidates, or reorganizes.
8.17.
Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.
8.18.
The Stipulation and the exhibits attached hereto may be executed in one or more counterparts. A facsimiled or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts, including facsimile and/or PDF counterparts, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
8.19.
The Settling Parties shall use reasonable best efforts and will cooperate in good faith to obtain court approval. If any disputes arise out of the finalization of the settlement documentation, said disputes are to be mediated on an expedited basis by Mr. Meyer, and if mediation is unsuccessful, decided on a final, binding, non- appealable basis, by Mr. Meyer on the terms and subject to the processes and procedures set forth by Mr. Meyer in his sole discretion. The mediator’s fees and costs for any such mediation and/or arbitration shall be split evenly between Plaintiffs’ Counsel and Defendants.
8.20.
Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to interpretation,

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implementation, and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, and the Judgment, and for matters arising out of, concerning, or relating thereto.
8.21.
This Stipulation and the exhibits attached hereto shall be governed by, construed, performed, and enforced in accordance with the laws of the State of New York, without regard to any state’s principles, policies, or provisions governing choice of law, provided, however, that Delaware law shall continue to control all issues related to Aterian’s governance, including all such issues as may arise in connection with the interpretation and implementation of the Corporate Governance Reforms. The parties hereto agree that the Settlement, and all matters relating to its enforcement, will be subject to the continuing jurisdiction of the Court.
8.22.
The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
8.23.
Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

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8.24.
Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by themselves and/or by their duly authorized attorneys, dated December 12, 2022.

/s/ Michael I. Fistel, Jr.	/s/ Aaron Crowell
Michael I. Fistel, Jr.	Aaron Crowell
Mary Ellen Conner JOHNSON FISTEL, LLP	Isaac Zaur
40 Powder Springs Street	Royce Zeisler
Marietta, GA 30064	David Kimball-Stanley
Telephone: (770) 200-3104	CLARICK GUERON REISBAUM LLP
Facsimile: (770) 200-3101	220 Fifth Avenue, 14th Floor
Email: michaelf@johnsonfistel.com	New York, NY 10001
maryellenc@johnsonfistel.com	Telephone: (212) 633-4310
Email: acrowell@cgr-law.com
Lead Counsel for Plaintiffs	izaur@cgr-law.com
/s/ Timothy Brown	rzeisler@cgr-law.com
Timothy Brown	dkimballstanley@cgr-law.com
THE BROWN LAW FIRM, P.C.	Counsel for Defendants Aterian, Inc., Yaniv
767 Third Avenue, Suite 2501	Sarig, Arturo Rodriguez, Bari A. Harlam,
New York, NY 10017	William Kurtz, Greg B. Petersen, and Amy
Telephone: (516) 922-5427	von Walter
Facsimile: (516) 344-6204	/s/ Noam Besdin
Email: tbrown@thebrownlawfirm.net	Noam Besdin
Jonathon L. Adler
Additional Counsel for Plaintiff Shaoxuan	Matteo J. Rosselli
Zhang	STEIN ADLER DABAH &
ZELKOWITZ LLP
1633 Broadway, 46th Floor
New York, NY 10019
Telephone: (212) 867-5620
Email: nbesdin@steinadlerlaw.com
jadler@steinaderlaw.com
mrosselli@steinadlerlaw.com

Counsel for Defendant Fabrice Hamaide

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/s/ Gregory Nespole
Gregory Nespole
Correy A. Kamin
Ryan Messina
LEVI & KORNSINSKY. LLP
55 Broadway, 10th Floor
New York, NY 10006
Telephone: (212) 363-7500
Facsimile: (212) 363-7171
Email: gnespole@zlk.com
ckamin@zlk.com
rmessina@zlk.com

Additional Counsel for Plaintiff Tyler Magnus

Case 1:21-cv-08657-VM Document 39-1 Filed 12/23/22 Page 1 of 4

EXHIBIT A

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Exhibit A

To resolve the Derivative Action, Aterian shall, within thirty (30) days of entry of a Final Order and Judgment approving the Settlement, adopt the reforms detailed below for a period of at least five (5) years following the effective date of the Settlement:

New Compliance Function: Aterian would add a formal compliance title and function to either the General Counsel or Chief Legal Officer role. That new function would include responsibility for corporate governance policies, fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The responsible officer would:

•
Be primarily responsible for managing and overseeing Aterian’s ethics and compliance program, including by:
o
assessing organizational risk for misconduct and noncompliance with applicable laws and regulations;
o
reporting material risks relating to compliance issues to the Audit Committee;
o
making written recommendations for further evaluation and/or remedial action within deadlines established by the Audit Committee;
o
overseeing employee training in risk assessment and compliance; and
o
if and to the extent deemed appropriate, employ an independent third-party consultant and/or service to assist in the assessment of internal risk;
•
Consult with the Audit Committee to develop written goals for Aterian’s ethics and compliance program in light of trends and changes in laws which may affect the Company;
•
Make annual reports to the Board concerning compliance matters;
•
Review Aterian’s draft quarterly and annual reports, filed on Forms 10-Q and 10-K, and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to compliance issues and material risks to Aterian’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to Aterian’s Audit Committee;

The responsible officer would report directly to the Audit Committee with respect to their compliance function.

Enhanced Director Independence Standards: Aterian would commit to continuing its historical practice of maintaining a majority of independent Board seats. Aterian would apply the heightened independence criteria proposed by Plaintiffs for a majority of directors. To be deemed “independent” in any calendar year under Plaintiffs’ proposed standard, an Independent Director would have to certify annually that she or he:

a.
has not been employed as an officer of Aterian or its subsidiaries or affiliates (defined for purposes of this letter as any individual or business entity that owns at least 5% of the securities of Aterian having ordinary voting power) within the last five calendar years;

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b.
has not received, during the current calendar year or any of the three immediately- preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (i) an advisor, consultant, or legal counsel to Aterian or to a member of the Aterian’s senior management; or (ii) a significant customer or supplier of Aterian;
c.
has no personal services contract(s) with Aterian, the Company’s subsidiaries, or any member of Aterian’s senior management;
d.
has no affiliation with a not-for-profit entity that receives significant contributions from Aterian;
e.
has no interest in any investment that overlaps with an investment that Aterian has (equity, debt, or hybrid);
f.
during the current calendar year or any of the three immediately-preceding calendar years, has not had any business relationship with Aterian for which Aterian has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;
g.
is not employed by a public company at which an executive officer of Aterian serves as a director;
h.
is not a member of the immediate family of any person described in subsections (a)–

(g) above;

i.
is not related to prior Company executives;
j.
a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chair of the Board or Committee Chair), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by Aterian, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed, other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any calendar year, or, if such remuneration is paid to an entity, it: (i) did not exceed the lesser of $1 million, or 5% of the gross revenues of the entity for the calendar year; and

(ii) did not directly result in a material increase in the compensation received by the director from that entity; and

k.
each independent director shall annually certify, in writing, that he or she is independent, and shall immediately inform the Board, in writing, of any change in his or her status. Independent Directors shall not serve on more than four boards of public companies, including Aterian.

Audit Committee Membership Limited: Aterian will amend the relevant documents to provide that no member of the Audit Committee shall serve on more than three other public company Audit Committees, absent majority approval of the Board in a specific case where an exception is appropriate to ensure Aterian’s access to outstanding Audit Committee members.

Board Membership Limited: Aterian will amend the relevant documents to provide that no Board member shall serve on more than three other public companies’ boards of directors, absent

3

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majority approval of the board in a specific case where an exception is appropriate to ensure Aterian’s access to outstanding Board members.

Stock Ownership Guidelines: Aterian will commit to continuing its recently adopted stock ownership guidelines for no fewer than five years. A copy of those guidelines is attached.

4

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EXHIBIT B

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UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

SHAOXUAN ZHANG, derivatively on behalf of ATERIAN, INC., Plaintiff, v. YANIV SARIG, et al., Defendants, and ATERIAN, INC., Nominal Defendant.	Lead Case 1:21-cv-08657-VM (Master) (Derivative Action)

[PROPOSED] PRELIMINARY APPROVAL ORDER

WHEREAS, there is a consolidated derivative action pending before this Court captioned

Zhang v. Aterian, Inc., et al., Case No.: 1:21-cv-08657 (“Derivative Action”);

WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23(e), for an order approving the Settlement of the Derivative Action, in accordance with a Stipulation and Agreement of Settlement, dated December 12, 2022 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Derivative Action and for dismissal of the Derivative Action with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

WHEREAS, all defined terms herein have the same meanings as set forth in the Stipulation.

NOW, THEREFORE, IT IS HEREBY ORDERED:

1.
The Court does hereby preliminarily approve the Stipulation and the Settlement set

2

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forth therein, subject to further consideration at the Settlement Hearing described below.
2.
A Settlement Hearing shall be held before this Court on , 20 , at

: .m., at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007 to: (1) determine whether the terms and conditions of the proposed Settlement are fair, reasonable, adequate, and in the best interests of Aterian and its stockholders;

(2) whether a Final Order and Judgment should be entered by the Court dismissing the Derivative Action pending in this Court with prejudice and releasing the Released Claims; and (3) hear and determine any objections to the Settlement. The Court may adjourn the Settlement Hearing or conduct the Settlement Hearing remotely without further notice to Current Aterian Stockholders.

3.
The Court approves, as to form and content in substantially similar form, the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action attached hereto as Exhibit B-1 and the Summary Notice of Proposed Derivative Settlement attached hereto as Exhibit B-2, which summarizes the general terms of the Settlement set forth in this Stipulation, and finds that the distribution of the Notice substantially in the manner and forms set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Current Aterian Stockholders entitled thereto. All costs associated with providing the Notice as set forth herein shall be paid as set forth in the Stipulation.
4.
Within ten (10) business days after the entry of this Order, Aterian shall cause

(a) the Stipulation and all exhibits thereto and the Long-Form Notice to be filed with the U.S. Securities and Exchange Commission on Form 8-K; (b) the publication of the Summary Notice once in Investor’s Business Daily; and (c) post a link to the Stipulation (along with the exhibits thereto) and Long-Form Notice on Aterian’s website such that visitors to the “Investors” section

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of the website will readily find a hyperlink to the Long-Form Notice and Stipulation (along with any exhibits thereto), which shall be maintained as an active link until the date of the Settlement Hearing. At least fourteen (14) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Long-Form Notice and Summary Notice. The Company, on behalf of the Individual Defendants, will pay all costs of providing notice of the Settlement, as directed by this Court.

5.
All Current Aterian Stockholders shall be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders determinations and judgments, including the Judgment, in the Derivative Action concerning the Settlement, whether favorable or unfavorable to the Current Aterian Stockholders or Aterian.
6.
Any Current Aterian Stockholder may enter an appearance in the Derivative Action pending before this Court, at their own expense, individually or through counsel of their own choice.
7.
Any Current Aterian Stockholder may appear and show cause, if he, she, or it has any, as to why the Settlement of the Derivative Action should or should not be approved as fair, reasonable, and adequate or as to why a judgment should or should not be entered thereon; provided, however, that no Current Aterian Stockholder or any other Person shall be heard or entitled to contest such matters, unless that Person has filed said objections, papers, and briefs with the Clerk of the United States District Court for the Southern District of New York, at least fourteen

(14) calendar days prior to the Settlement Hearing. Any Current Aterian Stockholder who does not make his, her, or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness,

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reasonableness, or adequacy of the Settlement as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be bound by the Judgment to be entered and the releases to be given.

8.
All opening briefs and supporting documents in support of the Settlement and the Fee and Expense Amount shall be filed and served at least twenty-one (21) calendar days prior to the Settlement Hearing. Any replies to any objections shall be filed and served at least seven (7) calendar days prior to the Settlement Hearing.
9.
Neither the Settlement, the Stipulation (including any exhibits attached hereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Aterian; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

10.
The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Aterian Stockholders.

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The Court further reserves the right to enter the Judgment, inter alia, dismissing the Derivative Action with prejudice as provided for by the Stipulation at or after the Settlement Hearing and without further notice.
11.
The Court retains jurisdiction over all proceedings arising out of or related to the Stipulation and/or the Settlement.
12.
If the Stipulation and the Settlement set forth therein is not approved or consummated for any reason whatsoever, this Order shall be rendered null and void shall be vacated, nunc pro tunc, and the Stipulation and Settlement and all proceedings had in connection therewith shall be without prejudice to the rights of the Settling Parties status quo ante.
13.
Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Order or the Stipulation.
14.
Pending final determination as to whether the Settlement as set forth in the Stipulation should be approved, no Current Aterian Stockholder shall commence, prosecute, pursue, or litigate any Released Claim against any Released Persons.
15.
All proceedings in the Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

IT IS SO ORDERED this day of , 20 .

The Honorable Victor Marrero
United States District Court Judge

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EXHIBIT B-1

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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SHAOXUAN ZHANG, derivatively on behalf of ATERIAN, INC., Plaintiff, v. YANIV SARIG, et al., Defendants, and ATERIAN, INC., Nominal Defendant.	Lead Case 1:21-cv-08657-VM (Master) (Derivative Action)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER DERIVATIVE ACTION

EXHIBIT B-1

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TO: ALL PERSONS WHO OWNED ATERIAN, INC. (“ATERIAN” OR THE “COMPANY”) COMMON STOCK AS OF DECEMBER 12, 2022 AND WHO CONTINUE TO HOLD SUCH ATERIAN COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS1, THE OFFICERS AND DIRECTORS OF ATERIAN, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS, AND ANY ENTITY IN WHICH THE INDIVIDUAL DEFENDANTS HAVE OR HAD DURING THE PERIOD DECEMBER 1, 2020 THROUGH DECEMBER 12, 2022 A CONTROLLING INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD THE STOCK OF ATERIAN FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTER. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PLEASE NOTE THAT THERE IS NO CLAIMS PROCESS. THIS CASE WAS BROUGHT TO PROTECT THE INTERESTS OF ATERIAN ON BEHALF OF ITS STOCKHOLDERS. THE SETTLEMENT WILL RESULT IN CHANGES TO THE COMPANY’S CORPORATE GOVERNANCE, NOT IN PAYMENTS TO INDIVIDUALS, AND ACCORDINGLY, THERE WILL BE NO CLAIMS PROCEDURE.

A federal court authorized this Notice. This is not a solicitation from a lawyer.

I.
PURPOSE OF THIS NOTICE

This notice has been sent to you pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of New York (the “Court”). The purpose of this Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Notice”) is to inform you of the consolidated derivative action pending in the Court captioned Zhang v. Sarig et al., Case No.: 1:21-cv-08657-VM (S.D.N.Y.)

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(the “Derivative Action”); the proposed settlement (“Settlement”) memorialized in a Stipulation and Agreement of Settlement, dated December 12, 2022 (the “Stipulation”); and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement. This Settlement resolves claims brought derivatively on behalf of Aterian against Yaniv Sarig, Fabrice Hamaide, Arturo Rodriguez, Bari A. Harlam, William H. Kurtz, Greg B. Petersen, Amy von Walter, Roi Zion Zahut, Joseph A. Risico, Tomer Pascal, and Mihal Chaouat-Fix (collectively, the “Individual Defendants”). Plaintiffs Shaoxuan Zhang, Michael Sheller, and Tyler Magnus are collectively referred to herein as “Plaintiffs.” This Notice describes the rights you may have in connection with the Settlement and what steps you may take in relation to the Settlement.

If you are a current holder of Aterian stock, you have a right to participate in a hearing to be held on , , at : .m., before the Court at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007 (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of Aterian. The Court may adjourn the Settlement Hearing or conduct the Settlement Hearing remotely without further notice to current Aterian stockholders.

If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter Judgment dismissing the Derivative Action with prejudice in accordance with the terms of the Stipulation, which will cause the release of the claims asserted in the Derivative Action. The Court has the right to adjourn the Settlement Hearing without further notice. The Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Derivative Action on the merits and with prejudice and to order

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the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards for the Plaintiffs without further notice.2

II.
BACKGROUND OF THE CONSOLIDATED DERIVATIVE ACTION

On October 21, 2021, Zhang v. Sarig, et al., Case No.: 1:21-cv-08657 (S.D.N.Y.), was filed in the Court, asserting claims under Sections 10(b), 21D, and 14(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste. On October 25, 2021, Sheller v. Sarig, et al., Case No.: 1:21-cv-08733 (S.D.N.Y.), was filed in the Court, asserting claims for disseminating false and misleading information to stockholders, unjust enrichment, waste, and under Sections 10(b) and 21D of the Exchange Act. On November 10, 2021, Magnus v. Sarig, et al., Case No.: 1:21-cv-09301 (S.D.N.Y.), was filed in the Court, asserting claims under Sections 14(a) and 20(a) of the Exchange Act, breach of fiduciary duty for insider trading, breach of fiduciary for failure of oversight, unjust enrichment, and waste.

Pursuant to an Order dated November 16, 2021, the three cases were consolidated and docketed under the Zhang case number, and pursuant to a Stipulation and Order dated November 18, 2021, Johnston Fistel, LLP was appointed lead counsel for Plaintiffs. The matters comprising the Derivative Action were filed following the initiation of a related putative securities class action, which had been consolidated under the caption Tate, et al. v. Aterian, Inc., et al., Case No.: 1:21- cv-04323 (S.D.N.Y.) (“Securities Class Action”).

Given the substantial factual overlap between the Derivative Action and the Securities Class Action and in an effort to efficiently prosecute the claims in the Derivative Action, counsel for Plaintiffs negotiated a proposed schedule of proceedings, which included the temporary deferral of the Derivative Action pending resolution of the defendants’ motion to dismiss in the

2 All capitalized terms used herein, unless otherwise defined, are defined as set forth in the Stipulation.

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Securities Class Action. In exchange, Plaintiffs’ Counsel secured Defendants’ agreement to provide advance notice of and invitation to any mediation involving the resolution of the Securities Class Action (or alternatively, contemporaneous mediation with Plaintiffs), and established the operative board of directors for demand futility purposes, among other things.

III.
SETTLEMENT NEGOTIATIONS

Consistent with the Parties’ agreement, on February 1, 2022, Defendants invited Plaintiffs’ Counsel (defined below) to participate in the mediation being held in in connection with the Securities Class Action on March 9, 2022 in an effort to reach a global settlement of the claims. Thereafter, on February 22, 2022, Plaintiffs submitted a comprehensive settlement demand in advance of mediation that, among other things, demanded implementation of a set of robust and comprehensive governance reforms tailored to address the alleged wrongdoing.

On March 9, 2022, the parties to the Securities Class Action and the Derivative Action participated in a videoconference mediation with Mr. Robert Meyer, Esq. of JAMS. In connection with the mediation, Plaintiffs’ Counsel submitted a confidential mediation statement and relevant exhibits. Although neither the Securities Class Action nor the Derivative Action were resolved at the March 9, 2022 mediation, significant progress was made. Following the mediation, the Settling Parties continued to engage in arm’s-length settlement negotiations regarding the substantive terms of the Settlement, including the Corporate Governance Reforms (defined herein), under the supervision and guidance of Mr. Meyer. On March 16, 2022, the parties to the Securities Class Action executed a memorandum of understanding reflecting an agreement in principle to settle that action. Negotiations in the Derivative Action also continued, and in May of 2022, the Parties reached an agreement in principle on the substantive terms of the Settlement. At the same time, the parties to the Securities Class Action filed their motion for preliminary approval of their

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settlement on May 4, 2022, which was granted on May 5, 2022. Final approval was granted on September 12, 2022.

After the substantive terms of the Settlement in the Derivative Action were agreed upon and while final resolution of the settlement in the Securities Class Action was pending, the Parties negotiated at arm’s length the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the material corporate benefits conferred on the Company as a result of the Settlement (defined herein as the “Fee and Expense Amount”), again, under the guidance and supervision of Mr. Meyer. On October 14, 2022, the parties agreed to a sum of $250,000 for the Fee and Expense Amount, and on November 11, 2022, the parties executed a Term Sheet reflecting their overall agreement on all material terms of the settlement reflected herein.

IV.
REASONS FOR THE SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions like the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Action.

Based on Plaintiffs’ Counsel’s thorough investigation and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, confers substantial benefits upon Aterian, and is in the best interests of Aterian and its stockholders.

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The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Action, and expressly deny all charges of wrongdoing or liability against them. Nonetheless, Defendants have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Action, as well as the continuing expense, inconvenience, and distraction of ongoing litigation. Defendants have, therefore, determined that it is desirable for the Derivative Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation, and that the Settlement is in the best interests of the Company.

V.
THE SETTLEMENT

Under the terms of the Settlement, Aterian agrees to implement or retain, within thirty (30) days of entry of a final order approving the Settlement, the following Corporate Governance Reforms for a minimum of five (5) years following entry of a final order and judgment approving the proposed settlement. The independent members of Aterian’s Board unanimously acknowledge and agree that Plaintiffs’ litigation and settlement efforts in connection with the Derivative Action are the cause of the Board’s decision to adopt, implement, and maintain the Corporate Governance Reforms, and Aterian and its Board also acknowledge and agree that the Corporate Governance Reforms confer material corporate benefits upon the Company and its stockholders under Delaware’s corporate benefit doctrine and that the Settlement is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

A.
New Compliance Function

The proposed Settlement requires Aterian to add a formal compliance title and function to the role of either the General Counsel or Chief Legal Officer. That new compliance function shall include responsibility for corporate governance policies, fostering a culture that integrates

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compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns.

The responsible officer shall:

i.
Be primarily responsible for managing and overseeing Aterian’s ethics and compliance program, including by: (a) assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (b) reporting material risks relating to compliance issues to the Audit Committee; (c) making written recommendations for further evaluation and/or remedial action within deadlines established by the Audit Committee; (d) overseeing employee training in risk assessment and compliance; and (e) if and to the extent deemed appropriate, employing an independent third-party consultant and/or service to assist in the assessment of internal risk;
ii.
Consult with the Audit Committee to develop written goals for Aterian’s ethics and compliance program in light of trends and changes in laws which may affect the Company;
iii.
Make annual reports to the Board concerning compliance matters;
iv.
Review Aterian’s draft quarterly and annual reports filed on Forms 10-Q and 10- K and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to compliance issues and material risks to Aterian’s compliance with applicable laws and regulations, and report any material issues that may merit disclosure to Aterian’s Audit Committee; and

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v.
Report directly to the Audit Committee with respect to his/her compliance function.
B.
Enhanced Director Independence Standards

Aterian shall commit to continuing its historical practice of maintaining a majority of independent board seats, and shall further apply the following heightened independence criteria proposed for a majority of directors.

To be deemed “independent” in any calendar year, an Independent Director must certify annually that she or he:

i.
has not been employed as an officer of Aterian or its subsidiaries or affiliates (defined for purposes of this letter as any individual or business entity that owns at least 5% of the securities of Aterian having ordinary voting power) within the last five calendar years;
ii.
has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the director that serves as: (a) an advisor, consultant, or legal counsel to Aterian or to a member of the Aterian’s senior management; or (b) a significant customer or supplier of Aterian;
iii.
has no personal services contract(s) with Aterian, the Company’s subsidiaries, or any member of Aterian’s senior management;
iv.
has no affiliation with a not-for-profit entity that receives significant contributions from Aterian;

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v.
has no interest in any investment that overlaps with an investment that Aterian has (equity, debt, or hybrid);
vi.
during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with Aterian for which Aterian has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;
vii.
is not employed by a public company at which an executive officer of Aterian serves as a director;
viii.
is not a member of the immediate family of any person described in subsections (i)–(vii) above;
ix.
is not related to prior Company executives;
x.
a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chair of the Board or Committee Chair), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by Aterian, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed, other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any calendar year, or, if such remuneration is paid to an entity, it: (a) did not exceed the lesser of $1 million, or 5% of the gross revenues of the entity for the

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calendar year; and (b) did not directly result in a material increase in the compensation received by the director from that entity; and
xi.
each independent director shall annually certify, in writing, that he or she is independent, and shall immediately inform the Board, in writing, of any change in his or her status.

Further, Independent Directors shall not serve on more than four boards of public companies, including Aterian.

C.
Limited Outside Board Membership

As part of the proposed Settlement, Aterian will amend the relevant documents to provide that no Board member shall serve on more than three other public companies’ boards of directors, absent majority approval of the board in a specific case where an exception is appropriate to ensure Aterian’s access to outstanding Board members.

D.
Limited Outside Audit Committee Membership

Aterian will amend the relevant documents to provide that no member of the Audit Committee shall serve on more than three other public company Audit Committees, absent majority approval of the board in a specific case where an exception is appropriate to ensure Aterian’s access to outstanding Audit Committee members.

E.
Stock Ownership Guidelines

Aterian will commit to continuing its recently adopted stock ownership guidelines for no fewer than five years.

F.
The Fee and Expense Amount

The Company, on behalf of the Individual Defendants, will pay two hundred and fifty thousand dollars ($250,000) in attorneys’ fees and expenses, as negotiated in good faith, in

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recognition of and based on the material corporate benefits conferred on the Company by the Corporate Governance Reforms, which would not have been adopted, implemented, or maintained but for Plaintiffs’ and Plaintiffs’ Counsel’s efforts, and the fact that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, which amount shall be subject to approval by the Court.

Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff (“Service Awards”), to be paid from the Fee and Expense Amount, and the Defendants shall not oppose any such request.

VI.
SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing which will be held on , 20 at : .m., before the Honorable Victor Marrero, in the United States District Court for the Southern District of New York, located at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007 to:

i.
determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Aterian and its stockholders;
ii.
whether an Final Order and Judgment (“Judgment”) should be entered by the Court dismissing the Derivative Action with prejudice and releasing the Released Claims; and
iii.
rule on other matters as the Court may deem appropriate.

The Court may adjourn the Settlement Hearing or conduct the Settlement Hearing remotely without further notice to current Aterian stockholders.

The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Aterian Stockholders. The

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Court further reserves the right to enter the Judgment, inter alia, dismissing the Derivative Action with prejudice as provided for by the Stipulation at or after the Settlement Hearing and without further notice.

VII.
RIGHT TO APPEAR AND OBJECT

Any person who objects to the Settlement, the Judgment to be entered in the Derivative Action, and/or the Fee and Expense Amount and/or Service Awards, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and may request leave of the Court to present evidence or argument that may be proper and relevant; provided, however, that except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of current ownership of Aterian stock, as well as documentary evidence of when such stock ownership was acquired; (c) a statement of such persons’ objections to any matters before the Court, including the Settlement or proposed Judgment; (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all document or writings such person desires the Court to consider; (e) a description of any case, providing the name, court, and docket number, in which the objector or his or her attorney, if any, has objected to a settlement in the last three years; and (f) include a proof of service signed under penalty of perjury. Such filings shall be served electronically via the Court’s ECF filing system, by hand, or by overnight mail upon the following counsel:

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Plaintiffs’ Counsel:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

40 Powder Springs Street

Marietta, GA 30064

Telephone: (770) 200-3104

Defendants’ Counsel:

Aaron Crowell

CLARICK GUERON REISBAUM LLP

220 Fifth Avenue, 14th Floor

New York, NY 10001

Telephone: (212) 633-4310

Noam Besdin

STEIN ADLER DABAH & ZELKOWITZ LLP

1633 Broadway, 46th Floor

New York, NY 10019

Telephone: (212) 867-5620

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees and expenses or service awards for Plaintiffs, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII.
INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, no Plaintiff or other holder of Aterian stock, either directly, representatively, or in any other capacity, may commence or prosecute against any of the Released Persons any action or proceeding in any court, tribunal, or jurisdiction asserting any of the Released Claims.

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“Released Persons” means all Defendants and their respective families, past, present, or future directors, officers, employees, representatives, agents, affiliates, parents, subsidiaries, insurers, co-insurers, reinsurers, executors, heirs, spouses, marital communities, assigns or transferees, and any person or entity acting for or on behalf of any of them.

“Plaintiffs’ Released Claims” means all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues and charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts or liabilities whatsoever), and claims for relief of every nature and description whatsoever, including both known claims and Unknown Claims, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law or any other law, rule, or regulation, whether foreign or domestic, that Plaintiffs, Aterian, or any Aterian stockholder derivatively on behalf of Aterian (i) asserted in any of the complaints in the Derivative Action; or (ii) could have asserted in the Derivative Action or in any other forum that arise out of or are based upon, related to, or are in consequence of any of the allegations, transactions, facts, matters, events, disclosures, nondisclosures, occurrences, representations, statements, acts or omissions, failures to act, or circumstances that were involved, set forth, or referred to in any of the complaints filed in the Derivative Action, or that would have been barred by res judicata had either of the Derivative Action been litigated to a final judgment. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of settlement.

“Defendants’ Released Claims” means all claims, including both known claims and Unknown Claims, arising out of, relating to, or in connection with the institution, prosecution,

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assertion, settlement, or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of settlement.

IX.
RELEASES

If the Court approves the Settlement, the Derivative Action will be dismissed with prejudice and on the merits and the Released Claims will be completely, fully, finally, absolutely, and forever discharged, dismissed with prejudice, settled, enjoined, released, relinquished, and compromised.

X.
SCOPE OF THIS NOTICE

This notice is not all-inclusive. The references in this Notice to the pleadings in the Derivative Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Derivative Action, the claims and defenses which have been asserted by the parties, and the terms and conditions of the Settlement, including complete copies of the Stipulation, Aterian’s Current Stockholders are referred to the documents filed with the Court. You or your attorney may examine the court files during regular business hours each business day at the office of Clerk of the Court, Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007.

XI.
FURTHER INFORMATION

Inquiries may be made to Plaintiffs’ Counsel as follows:

Michael I. Fistel, Jr.

Mary Ellen Conner

JOHNSON FISTEL, LLP

40 Powder Springs Street

Marietta, GA 30064

Telephone: (770) 200-3104

Facsimile: (770) 200-3101

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PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED: , 20 .	BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

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EXHIBIT B-2

Case 1:21-cv-08657-VM Document 39-4 Filed 12/23/22 Page 2 of 6

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SHAOXUAN ZHANG, derivatively on behalf of ATERIAN, INC., Plaintiff, v. YANIV SARIG, et al., Defendants, and ATERIAN, INC., Nominal Defendant.	Lead Case 1:21-cv-08657-VM (Master) (Derivative Action)

SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

EXHIBIT B-2

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TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF ATERIAN, INC. (“ATERIAN” OR THE “COMPANY”), AS OF DECEMBER 12, 2022.

PLEASE TAKE NOTICE that the above-captioned consolidated stockholder derivative action (“Derivative Action”) is being settled, and the parties have entered into a Stipulation and Agreement of Settlement, dated December 12, 2022 (the “Stipulation” or “Settlement”). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the United States District Court for the Southern District of New York. The Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Long-Form Notice”) and the Stipulation with its Exhibits may be found on Aterian’s website, .1 The Company has also filed a Form 8-K with the with the U.S. Securities and Exchange Commission including as attachments the Long-Form Notice and the Stipulation with its Exhibits. Under the terms of the Stipulation, as a part of the proposed Settlement, Aterian shall adopt certain corporate governance reforms relating to the claims asserted in the Derivative Action.

In light of the material corporate benefits conferred upon the Company and its stockholders under Delaware’s corporate benefit doctrine by Plaintiffs’ and Plaintiffs’ Counsel’s efforts, the Company, on behalf of the Individual Defendants, shall pay an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the total amount of $250,000 (the Fee and Expense Amount). Plaintiffs may seek reasonable Service Awards for each Plaintiff, to be paid out of the Fee and Expense Amount, and Defendants shall not oppose any such request. All of the terms of the Settlement, including the payment of the Fee and Expense Amount and the Service Awards, are subject to approval by the Court.

1 All capitalized terms herein have the same meanings as set forth in the Stipulation.

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IF YOU WERE A RECORD OR BENEFICIAL OWNER OF ATERIAN COMMON STOCK AS OF DECEMBER 12, 2022, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION.

On , 20 , at : .m, a hearing (the “Settlement Hearing”) will be held at the United States District Court for the Southern District of New York, located at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007, before the Honorable Judge Victor Marrero, for the purpose of determining: (1) whether the terms of the proposed Settlement, including the separately negotiated attorneys’ fees, costs, and expenses, should be approved as fair, reasonable and adequate; and (2) whether the Derivative Action should be dismissed on the merits and with prejudice on the terms set forth in the Stipulation. The Court may adjourn the Settlement Hearing or conduct the Settlement Hearing remotely without further notice to current or former Aterian stockholders.

Any person who objects to the Settlement, the Judgment to be entered in the Derivative Action, and/or the Fee and Expense Amount, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and may request leave of the Court to present evidence or argument that may be proper and relevant; provided, however, that except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of current ownership of Aterian stock, as well as documentary evidence of when such stock ownership was acquired; (c) a statement of such persons’ objections to any matters before the Court, including the

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Settlement or proposed Judgment; (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all document or writings such person desires the Court to consider; (e) a description of any case, providing the name, court, and docket number, in which the objector or his or her attorney, if any, has objected to a settlement in the last three years; and (f) include a proof of service signed under penalty of perjury. Such filings shall be served electronically via the Court’s ECF filing system, by hand, or by overnight mail upon the following counsel:

Plaintiffs’ Counsel:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

40 Powder Springs Street

Marietta, GA 30064

Telephone: (770) 200-3104

Defendants’ Counsel:

Aaron Crowell

CLARICK GUERON REISBAUM LLP

220 Fifth Avenue, 14th Floor

New York, NY 10001

Telephone: (212) 633-4310

Noam Besdin

STEIN ADLER DABAH & ZELKOWITZ LLP

1633 Broadway, 46th Floor

New York, NY 10019

Telephone: (212) 867-5620

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees and expenses or service awards for Plaintiffs, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of

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appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

Inquiries may be made to Plaintiffs’ Counsel as follows:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

40 Powder Springs Street

Marietta, GA 30064

Telephone: (770) 200-3104

Facsimile: (770) 200-3101

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED: , 2023.	BY ORDER OF THE COURT U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

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EXHIBIT C

Case 1:21-cv-08657-VM Document 39-4 Filed 12/23/22 Page 2 of 7

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

SHAOXUAN ZHANG, derivatively on behalf of ATERIAN, INC., Plaintiff, v. YANIV SARIG, et al., Defendants, and ATERIAN, INC., Nominal Defendant.	Lead Case 1:21-cv-08657-VM (Master) (Derivative Action)

[PROPOSED] FINAL ORDER AND JUDGMENT

A final settlement hearing (the “Settlement Hearing”) was held before this Court on , 20 , pursuant to this Court’s Order of , 20 (the “Preliminary Approval Order”), to determine: (i) whether to grant final approval to the Settlement set forth in the Stipulation and Agreement of Settlement, dated December 12, 2022 (the “Stipulation” or “Settlement”), which is incorporated herein by reference; (ii) whether to enter the Final Order and Judgment proposed by the Settling Parties; and (iii) to hear and determine any objections to the Settlement. After due and sufficient notice having been given in accordance with the provisions of the Preliminary Approval Order, and all persons having any objection to the proposed Settlement of the Derivative Action embodied in the Settlement or the request for attorneys’ fees and reimbursement of expenses having been given an opportunity to present such objections to the Court; the Court having heard and considered the matter, including all papers filed in connection therewith and the oral presentations of counsel and any objections raised at said hearing, and good cause appearing therefore,

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THE COURT HEREBY FINDS AND ORDERS as follows:

1.
All capitalized terms used in this Judgment and not otherwise defined herein shall have the same meaning as set forth and defined in the Stipulation.
2.
This Court has jurisdiction over the subject matter of the above-captioned consolidated action (the “Derivative Action”) and all Settling Parties, including all matters necessary to effectuate the Settlement.
3.
The Court hereby grants final approval to the Settlement and finds that the Settlement and terms of the Stipulation are fair, reasonable, and adequate, and in the best interests of Aterian and Current Aterian Stockholders.
4.
The Court finds for purposes of the Settlement that: (i) the Derivative Action was brought as a stockholder derivative suit pursuant to Federal Rule of Civil Procedure 23.1; and (ii) Plaintiffs and Plaintiffs’ Counsel fairly and adequately represented the interests of Aterian and Current Aterian Stockholders.
5.
The Court finds that the Notice provided to Current Aterian Stockholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice. The Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.
6.
The Stipulation and the terms of the proposed Settlement are, in all respects, approved. The Setting Parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

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7.
The Derivative Action and all claims therein are hereby dismissed with prejudice as to all of the Defendants. The Settling Parties shall bear their own fees, costs, and/or expenses except as otherwise provided in the Stipulation and the Preliminary Approval Order.
8.
Upon the Effective Date, Aterian, Plaintiffs (acting on behalf of themselves and derivatively on behalf of Aterian), and each of the Current Aterian Stockholders (solely in their capacity as such) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Derivative Action, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.
9.
Upon the Effective Date, Aterian and the Individual Defendants, by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Aterian, and all of the Current Aterian Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.
10.
With respect to any of Plaintiffs’ Released Claims and Defendants’ Released Claims, the Settling Parties stipulate and agree that upon the occurrence of the Effective Date, Plaintiffs, Aterian, the Individual Defendants, and Current Aterian Stockholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under Cal.

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Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Plaintiffs, Aterian, and the Individual Defendants acknowledge, and Current Aterian Stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Plaintiffs’ Released Claims and Defendants’ Released Claims, but that it is the intention of Plaintiffs, Aterian, and the Individual Defendants, and by operation of law Current Aterian Stockholders, to completely, fully, finally and forever extinguish any and all Plaintiffs’ Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs, Aterian, and the Individual Defendants acknowledge, and Current Aterian Stockholders by operation of law shall be deemed to have acknowledged, that the inclusion of Unknown Claims was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement.
12.
This Settlement shall be a final and complete resolution of all disputes among the Settling Parties with respect to the Derivative Action.
13.
The Court hereby approves the Fee and Expense Amount in accordance with the Stipulation and finds that such fee is fair and reasonable. The payment of the Fee and Expense Amount in accordance with the terms of the Stipulation shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Action, and shall fully and completely discharge the obligations of Defendants to pay any fees or expenses of the

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Plaintiffs or Plaintiffs’ Counsel. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves.
14.
Pending the occurrence of the Effective Date, no person may institute, commence, or prosecute any action that asserts Released Claims against any of the Released Persons.
15.
Neither this Order, the Settlement, the Stipulation (including any exhibits attached hereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or Aterian; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Order, the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
16.
During the course of the Derivative Action, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.
17.
In the event that a termination and cancellation of the Settlement occurs pursuant to the Stipulation: (i) the terms and provisions of the Stipulation shall be rendered void and shall have

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no further force and effect, except as otherwise provided in the Stipulation; and (ii) the Settling Parties shall be deemed to have reverted to their positions as of immediately prior to the execution of the Stipulation.
18.
Without further order of the Court, the parties to the Stipulation are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits thereto to effectuate the Settlement that are not materially inconsistent with this Judgment.
19.
Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.
20.
This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk.

IT IS SO ORDERED.

Dated: , 20 .

The Honorable Victor Marrero
United States District Court Judge

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